Exhibit 10.4

2014 OMNIBUS INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT
THIS OPTION AGREEMENT (this “Agreement”), dated as of May 1, 2026 (the “Grant Date”), is made by and between Triumph Financial, Inc., a Texas corporation (the “Company”), and [[FIRSTNAME]] [[LASTNAME]] (“Participant”). Capitalized terms used herein without definition have the meanings ascribed to such terms in the Triumph Financial, Inc., 2014 Omnibus Incentive Plan (the “Plan”).
WHEREAS, the Company has adopted the Plan, pursuant to which Nonqualified Stock Options may be granted to purchase shares of Common Stock; and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant Participant Nonqualified Stock Options on the terms and subject to the conditions set forth in this Agreement and the Plan.
NOW, THEREFORE, in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.Grant of Option.
(a)Grant. The Company hereby grants to Participant a Nonqualified Stock Option (the “Option” and any portion thereof, the “Options”) to purchase [[SHARESGRANTED]] shares of Common Stock (such shares of Common Stock, the “Shares”), on the terms and subject to the conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(b)Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan.
2.Exercise Price.
(a)Exercise Price. The option price, being the price at which Participant shall be entitled to purchase the Shares upon the exercise of all or any of the Options, shall be [[GRANTPRICE]] per Share (the “Exercise Price”).
(b)Payment of the Exercise Price. The Option may be exercised only by written notice, substantially in the form provided by the Company, delivered in person or by mail in accordance with Section 10(b) and accompanied by payment of the Exercise Price. The aggregate Exercise Price shall be payable in cash, or, to the extent permitted by the Committee, by any of the other methods permitted under Section 5(g) of the Plan.
3.Vesting. Except as may otherwise be provided herein, the Option shall become vested and nonforfeitable (any Options that shall have become vested and nonforfeitable pursuant to this Section 3, the “Vested Options”) and shall become exercisable according to the following provisions:
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(a)General Vesting. The Options (rounded down to the nearest whole Share, if applicable) shall become Vested Options and exercisable per schedule below, in each case, subject to Participant not having incurred a Termination of Service as of the applicable vesting date; provided that if such Termination of Service is due to Participant’s Retirement, the Options shall continue to become Vested Options in accordance with the schedule set forth in this Section 3(a), so long as Participant does not engage in activities reasonably determined by the Committee to be competitive with the Company or any of its Affiliates (it being understood that in the event of any such engagement, any Options that have not become Vested Options shall be immediately forfeited). For purposes hereof, Retirement means a Termination of Service on or after reaching the minimum retirement age adopted by the Company for its executives generally as in effect at the time of such Termination of Service.
[[ALLVESTSEGS]]
(b)Vesting upon Death or Disability. If Participant incurs a Termination of Service due to death or Disability, all Options that have not theretofore become Vested Options shall become Vested Options and be exercisable in accordance with Section 4.
(c)Vesting upon post-Change in Control Severance Event. If, during the 24-month period following a Change in Control, Participant incurs a Termination of Service due to a termination by the Company without Cause, all Options that have not theretofore become Vested Options shall become Vested Options and be exercisable in accordance with Section 4. If Participant is party to an Individual Agreement or covered under any severance plan or arrangement with a “good reason” or similar provision, a Termination of Employment by Participant for good reason or similar term during such 24-month period shall be treated as a termination by the Company without Cause for purposes of this paragraph.
(d)Other Termination of Service. If Participant incurs a Termination of Service for any reason other than as set forth in Section 3(b) or 3(c), any Options that have not theretofore become Vested Options shall be forfeited by Participant without consideration.
4.Termination.
(a)The Options (to the extent not otherwise forfeited) shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect upon the earliest of:
(i)the tenth anniversary of the Grant Date;
(ii)the first anniversary of Participant’s Termination of Service in the case of a Termination of Service due to death or Disability;
(iii)the 90th day following Participant’s Termination of Service in the case of a Termination of Service by the Company without Cause or a Termination of Service due to Participant’s resignation for any reason; and
(iv)the day of Participant’s Termination of Service in the case of a Termination of Service for Cause.

(b)Notwithstanding the provisions of Section 4(a) to the contrary, in the event of a Termination of Service under the circumstances described in Section 3(c), the Option shall remain outstanding and exercisable until the earlier of (i) the tenth anniversary of the Grant Date and (ii) the third anniversary of such Termination of Service.
5.Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, its Subsidiaries and its Affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. The Option shall be subject to the restrictions on transfer set forth in the Plan and this Agreement.
6.Adjustment. In the event of any event described in Section 3(c) of the Plan occurring after the Grant Date, the adjustment provisions as provided for under Section 3(c) of the Plan shall apply to the Option.
7.Change in Control. The provisions of this Section 7 shall govern vesting of the Option upon a Change of Control.
(a)In the event of a Change in Control of the Company occurring after the Grant Date, any unvested Options (if not previously forfeited) shall become Vested Options, except to the extent that another award meeting the requirements of Section 7(b) is provided to Participant to replace this Option (any award meeting the requirements of Section 7(b), a “Replacement Award”).
(b)An award shall meet the conditions of this Section 7(b) (and hence qualify as a Replacement Award) if: (1) it is a stock option or stock appreciation right in respect of publicly traded equity securities of the Company or the surviving corporation following the Change in Control, (2) it has a value at least equal to the value of this Option as of the date of the Change in Control (other than in respect of customary fractional rounding of share amounts and exercise price), (3) it contains terms relating to vesting and exercisability (including with respect to Termination of Service) that are substantially identical to those of this Option, and (4) its other terms and conditions are not less favorable to Participant than the terms and conditions of this Option (including provisions that apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of this Option if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 7(b) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
8.Tax Withholding. As a condition to exercising the Option, in whole or in part, Participant will pay to the Company, or, to the extent permitted by the Committee, make provisions satisfactory to the Company for payment of, any federal, state and local and employment taxes in respect of the exercise or the transfer of the Shares upon the exercise of the Option that are required by applicable laws and regulations to be withheld. Participant may direct the Company, to the extent permitted by law and as may be authorized by the Committee or as may otherwise be permitted under Section 14(d) of the Plan, to deduct any such taxes from any payment otherwise due to Participant, including the delivery of Shares upon the exercise of the Option that gives rise to the withholding requirement. The Company’s obligation to deliver the Shares upon exercise of the Option (or to make a book entry or other electronic notation indicating ownership of the Shares) is subject to the condition precedent that Participant either pay or provide for the amount of any such withholding.
9.Compensation Recovery Policy. Participant agrees that, notwithstanding any other provision of this Agreement or the Plan, the Option awarded under this Agreement shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any compensation recovery policy that the Company may adopt and that is applicable to Participant, as it may be amended from time to time, and any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation.
10.Miscellaneous.
(a)Waiver and Amendment. The Committee may unilaterally amend the terms of this Agreement and the Option granted thereunder; provided that no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to this Agreement and the Option granted thereunder, except such an amendment made to cause the Plan, this Agreement, or the Option Stock granted thereunder to comply with applicable law, Applicable Exchange listing standards, or accounting rules. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(b)Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:
if to the Company to:

Triumph Financial, Inc.
12700 Park Central Drive, Suite 1700
Dallas, TX 75251
Facsimile: (214) 237-3197
Attention: General Counsel
if to Participant: at the address last on the records of the Company.
All such notices, demands and other communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered; (ii) when delivered by courier, if delivered by commercial courier service; (iii) five business days after being deposited in the mail, postage prepaid, if mailed; and (iv) when receipt is mechanically acknowledged, if by facsimile.
(c)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d)No Rights to Service. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which is hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.
(e)Beneficiary. Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, change or revoke such designation by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by Participant, the beneficiary shall be deemed to be his or her spouse or, if Participant is unmarried at the time of death, his or her estate.
(f)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.
(g)Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations with respect thereto.
(h)Bound by the Plan. By signing this Agreement, Participant acknowledges that he or she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.
(i)Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Texas without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Texas.
(j)Headings. The headings of the Sections of this Agreement are provided for convenience only and are not to serve as a basis for interpretation or construction and shall not constitute a part, of this Agreement.
(k)Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
11.Compliance with Legal Requirements. The grant of the Option and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Shares as the Committee may consider appropriate and may require Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations

12.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
TRIUMPH FINANCIAL, INC.
By: _______________________
Name: Adam Nelson
Title: EVP and General Counsel

PARTICIPANT

_ [[SIGNATURE]] __ ____ ____
[[FIRSTNAME]] [[LASTNAME]]

[Signature Page to 2026 Nonqualified Stock Option Agreement]

TRIUMPH FINANCIAL, INC.
RESTRICTIVE COVENANTS AGREEMENT
As a condition of any incentive compensation that I may earn and receive under any incentive-based compensation plan maintained by Triumph Financial, Inc. (together with its subsidiaries, the “Company”), and in particular, my receipt of non-qualified stock options granted under the terms of the Nonqualified Stock Option Agreement entered into between the Company and me (such agreements, the “Award Agreements”), I agree to the terms and conditions of this Restrictive Covenants Agreement (“Agreement”):
(a)Access to Confidential Information. Employee understands and agrees that in the course of performing work on behalf of the Company, he will continue to have access to, and will continue to be given Confidential Information relating to the business of the Company. Employee acknowledges and agrees that such Confidential Information includes, but is not limited to financial information pertinent to the Company and its customers, and investors, customer lists, customer and investor identities and their preferences, confidential banking and financial information of both the Company and its customers and investors, and information that Employee may create or prepare certain information related to his duties. Employee hereby expressly agrees to maintain in strictest confidence and not to access without proper business purposes (including repetitive unnecessary access), use (including without limitation in any future business or personal relationship of Employee), publish, disclose or in any way authorize anyone else to use, publish or disclose in any way, any Confidential Information relating in any manner to the business or affairs of the Company and its customers and investors, except for legitimate business-related reasons while performing duties on behalf of the Company. Employee agrees further not to remove or retain any figures, financial information, personnel data, calculations, letters, documents, lists, papers, or copies thereof, which embody Confidential Information of the Company, and to return any such information in Employee’s possession at the conclusion of Employee’s use of such information and at the conclusion of Employee’s employment with the Company.
For purposes of this Agreement, “Confidential Information” includes, but is not limited to, information in the possession of, prepared by, obtained by, compiled by, or that is used by Company, its customers, investors and/or vendors, or is prepared by, obtained by, compiled by or that is used by Employee in conjunction with his duties, and (1) is proprietary to, about, or created by the Company, its customers, investors and/or vendors; (2) is information the disclosure of which might be detrimental to the interest of the Company, its investors or customers; or (3) is not typically disclosed by the Company, its customers, investors and/or vendors, or known by persons who are not associated with the Company.
(b)Restrictive Covenants. Employee acknowledges that, as a result of Employee’s service with the Company, a special relationship of trust and confidence will develop between Employee, the Company and its clients and customers, and that this relationship will generate a substantial amount of good will between the Company and its clients and customers. Employee further acknowledges and agrees that it is fair and reasonable for the Company to take steps to protect it from the loss of its Confidential Information or its customer goodwill. Employee further acknowledges that throughout his service with the Company, Employee will be provided with access to and informed of confidential, proprietary and highly sensitive information relating to the Company’s clients and customers, which is a competitive asset of the Company, and which enables Employee to benefit from the goodwill and know-how of the Company. Therefore, as a material condition to the Company’s willingness to perform its obligations hereunder, Employee agrees that, for a period of twelve (12) months following the date of the termination of employment by the Company for any reason (except as specifically set forth below), Employee will not, either for himself or in conjunction with others:
(i)solicit, divert, take away, do business with, or provide information about, or attempt to solicit, divert, take away or do business with in any fashion any of the Company’s customers, clients, business or patrons about whom Employee has Confidential Information, or with whom Employee has done business or attempted to do business on behalf of the Company;
(ii)(i) offer employment to, enter into a contract for the employment of, or attempt to entice away from the Company, any individual who is at the time of such offer or attempt, or has been during the twelve months prior to such offer or attempt, an employee of the Company, (ii) interfere with the material business relationships of the Company, or entice away any material suppliers or contractors, (iii) procure or facilitate the making of any such offer or attempt by any other person, or (iv) solicit, directly or through any other person, any investor of the Company for purposes of facilitating any investment, partnership or business opportunity unrelated to the Company. The restriction in subsection (iv) above shall not apply to any investor with which the Employee had a preexisting relationship prior to becoming employed by the Company.
Notwithstanding anything to the contrary contained herein, the foregoing restrictions in Section (b) this Restrictive Covenants Agreement shall not apply in the event Employee is terminated by the Company without Cause (as defined in the Award Agreements) during the first twelve (12) months following Employee’s execution of the Award Agreements.
(c)Representations of Employee.
(i)EMPLOYEE REPRESENTS AND WARRANTS THAT THE KNOWLEDGE, SKILLS AND ABILITIES HE POSSESSES AT THE TIME OF COMMENCEMENT OF EMPLOYMENT HEREUNDER ARE SUFFICIENT TO PERMIT HIM, IN THE EVENT OF TERMINATION OF HIS EMPLOYMENT HEREUNDER, TO EARN A LIVELIHOOD SATISFACTORY TO HIMSELF WITHOUT VIOLATING ANY PROVISION OF THIS AGREEMENT.

(ii)EMPLOYEE ACKNOWLEDGES AND RECOGNIZES THE HIGHLY COMPETITIVE NATURE OF THE COMPANY’S BUSINESS, THAT ACCESS TO CONFIDENTIAL INFORMATION RENDERS THE EMPLOYEE SPECIAL AND UNIQUE WITHIN THE COMPANY’S INDUSTRY, AND THAT THE EMPLOYEE WILL HAVE THE OPPORTUNITY TO DEVELOP SUBSTANTIAL RELATIONSHIPS WITH EXISTING AND PROSPECTIVE CLIENTS, ACCOUNTS, CUSTOMERS, CONSULTANTS, CONTRACTORS, INVESTORS, AND STRATEGIC PARTNERS OF THE COMPANY DURING THE COURSE OF AND AS A RESULT OF THE EMPLOYEE’S EMPLOYMENT WITH THE COMPANY. IN LIGHT OF THE FOREGOING, EMPLOYEE RECOGNIZES AND ACKNOWLEDGES THAT THE RESTRICTIONS AND LIMITATIONS SET FORTH IN THIS AGREEMENT ARE REASONABLE AND VALID IN GEOGRAPHICAL AND TEMPORAL SCOPE AND IN ALL OTHER RESPECTS AND ARE ESSENTIAL TO PROTECT THE VALUE OF THE BUSINESS AND ASSETS OF THE COMPANY.
(d)Severable Provisions. The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.
(e)Intellectual Property. Employee agrees to disclose and hereby assigns to the Company any and all material of a proprietary nature, particularly including, without limitation, material subject to protection as trade secrets or as patentable ideas or copyrightable works, that Employee may conceive, invent, author or discover, either solely or jointly with another or other during Employee’s employment and that relates to or is capable of use in connection with the business of the Company or any employment or products offered, manufactured, used, sold or being developed by the Company at the time said material is developed. Employee will, upon request of the Company, either during or at any time after Employee’s employment ends, regardless of how or why Employee’s employment ends, execute and deliver all papers, including applications for patents and registrations for copyrights, and do such other legal acts (entirely at the Company’s expense) as may be necessary to obtain and maintain proprietary rights in any and all countries and to vest title thereto in the Company.
(f)Remedy. Employee understands and acknowledges that the Company has a legitimate business interest in preventing Employee from taking any actions in violation of this Policy and that this Policy is intended to protect the business and goodwill of the Company. Employee further acknowledges that a breach of this Policy will irreparably and continually damage the Company and that monetary damages alone will be inadequate to compensate the Company for such breach. Employee therefore agrees that in the event Employee violates any of the terms of this Policy, the Company will be entitled to, in addition to any other remedies available to it in law or in equity, seek temporary, preliminary and permanent injunctive relief and specific performance to enforce the terms of this Policy without the necessity of proving inadequacy of legal remedies or irreparable harm or posting bond. If Employee does take actions in violation of this Policy, Employee understands that the time periods set forth in in the applicable provisions herein will run from the date on which violations of those provisions, whether by injunction or otherwise, ends and not from the date that Employee’s employment ends. In the event any lawsuit, claim or other proceeding is brought to enforce the terms of this Policy, or to determine the validity of its terms, then the prevailing party will be entitled to recover from the non-prevailing party its reasonable attorneys’ fees and court costs incurred in obtaining enforcement of, or determining the validity of, this Policy.
(g)Waiver. Employee understands and agrees that in the event the Company waives or allows any breach of this Policy, such waiver or allowance will not constitute a waiver or allowance of any future breach, whether of a similar or dissimilar nature.
(h)Tolling. If the Company files a lawsuit in any court of competent jurisdiction alleging a breach of the non-disclosure or non-solicitation provisions of this Agreement by Employee, then any time period set forth in this Agreement relating to the post-termination restrictions on the activities of Employee will be deemed tolled as of the time the lawsuit is filed and will remain tolled until the dispute is finally resolved, either by written settlement agreement resolving all claims raised in the lawsuit, or by entry of a final judgment and final resolution of any post-judgment appellate proceedings.

* * * * * *

I, [[FIRSTNAME]] [[LASTNAME]], have executed this Agreement on the respective date set forth below:

Date: [[Date]]        [[SIGNATURE]]
(Signature)